                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 April 2, 1997

                     ROBERTS PHARMACEUTICAL CORPORATION
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          (exact name of registrant as specified in its charter)

    New Jersey                   1-1-432                    22-2429994
-------------------           ------------              -----------------
   (State or other             (Commission                (IRS Employer
   jurisdiction of             File Number)               Identification
   incorporation)                                         Number)


                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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         (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code: 908-389-1182


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

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          (Former name or former address, if changed from last report)

     Item 5. Other Events
             -------------

        Roberts Pharmaceutical Corporation announced today that the Company has filed its 1996 Annual Report on Form 10-K containing audited financial statements. As a result of (i) a newly adopted (March 13, 1997) position by the Securities and Exchange
Commission (SEC) Staff on accounting for convertible preferred stock that is convertible at a discount to market, and (ii) payments and accrual of dividends with respect to shares of its Convertible Preferred Stock during the third and fourth quarters 1996, the Company is required to recalculate the previously reported (February 18, 1997) unaudited earnings per share figures for the third and fourth quarters of 1996 and the full fiscal year ended December 31, 1996.

        The SEC Staff on March 13, 1997 stated that any discount to the market price of any company's common stock which is related to convertible preferred stock issued by a company should be accounted for as an additional cost of the instrument similar to preferred stock dividends for the sole purpose of calculating a company's earnings per share. For
Roberts, this new SEC guideline applies retroactively and only to the determination of 1996 earnings per share and it does not affect any balance sheet or income statement account reported by the Company.

        In August 1996, Roberts completed a private placement of 4,200,000 shares of Convertible Preferred Stock. Holders of shares of Convertible Preferred Stock can convert such shares into shares of the Company's Common Stock pursuant to a formula which provides for a 10% discount to the market price for the Company's Common Stock. Thus, in order to comply with the SEC Staff's new position, the Company must revise its previously reported earnings per share amounts for the third and fourth quarters of 1996 as well as for the full year ended December 31, 1996. This adjustment to the earnings per share calculation has no effect on the operating income and net income of the Company which remain as previously announced for the third and fourth quarters and the full fiscal year of 1996.

        After giving effect to these items, the Company's recalculated 1996 earnings per share are as follows:

        1Q      2Q      3Q      4Q      YEAR
     ------    ----   ------ -------  -------
     $(.22)    $.12   $(.40) $(1.83)  $(2.44)

                               - 2 -
                                            ROBERTS PHARMACEUTICAL CORPORATION
                                            ----------------------------------
                                                      (Registrant)



   Date: April 8, 1997                      By: /s/ Anthony A. Rascio
                                                ---------------------
                                                Anthony A. Rascio
                                                Vice President